UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2007

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 7, 2007, Perceptron, Inc. (the “Company”) announced that the Board of Directors of the Company had appointed Mark S. Hoefing, Vice President - Sales and Marketing, as the acting head of the Global Automotive Business Unit, effective immediately, replacing Wilfred A. Corriveau, Senior Vice President, Global Automotive Business Unit, who left the Company on September 6, 2007 to pursue other opportunities. A copy of the Company’s press release dated September 7, 2007 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Hoefing, age 48, has been Vice President - Sales and Marketing of the Company since December 2004. Prior to that he was Director - Sales and Marketing of the Company from March 2001 when he joined the Company. Prior to joining the Company, Mr. Hoefing held various management positions including Manager, Automotive Industry Solutions, and Ford Global Account Manager/ Sales Team Manager at Rockwell Automation, a global automotive solutions provider. Mr. Hoefing holds a bachelor’s degree in mechanical engineering from the University of Illinois.

Mr. Hoefing is an at-will employee of the Company, currently receives an annual base salary of $200,000, is eligible to participate in the Company’s profit sharing plans and is entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated September 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. (Registrant)

Date: September 7, 2007	/s/ David W. Geiss By: David W. Geiss Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated September 7, 2007